Exhibit 99.1

EPAM Reports Results for Third Quarter 2025 and Raises Full Year Revenue and EPS Outlook
•Third quarter revenues of $1.394 billion, up 19.4% year-over-year
•GAAP income from operations was 10.4% of revenues and non-GAAP income from operations was 16.0% of revenues for the third quarter
•Third quarter GAAP diluted EPS of $1.91, a decrease of $0.46, and non-GAAP diluted EPS of $3.08, a decrease of $0.04 on a year-over-year basis
•Continued to return capital to shareholders, repurchasing $82.1 million of stock in the third quarter and established a new share repurchase plan for up to $1 billion in additional repurchases as previously announced
•EPAM raises its full year expected revenue growth rate for 2025 to now be in the range of 14.8% to 15.2%, reflecting a year-over-year growth rate of 15.0% at the midpoint of the range
•For the full year, EPAM increases expected GAAP diluted EPS to now be in the range of $6.75 to $6.83, and non-GAAP diluted EPS to be in the range of $11.36 to $11.44
Newtown, PA, USA — November 6, 2025 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for the third quarter ended September 30, 2025.
“We are pleased to deliver another quarter of improving year-over-year organic constant currency revenue growth, driven by our deep engineering expertise and focus on helping clients build out their AI foundation and transform themselves into AI-Native organizations,” said Balazs Fejes, CEO and President at EPAM. “By investing in AI and AI-Native innovation, talent, and partnerships we are accelerating our own transformation, building on top of our core engineering heritage and strengthening our strategic positioning to lead in the future world of AI-Native enterprises.”

Third Quarter 2025 Highlights
•Revenues increased to $1.394 billion, a year-over-year increase of $226.8 million, or 19.4%. On an organic constant currency basis, revenues were up 7.1% compared to the third quarter of 2024;
•GAAP income from operations was $144.9 million, a decrease of $32.0 million, or 18.1%, compared to $177.0 million in the third quarter of 2024;
•Non-GAAP income from operations was $222.8 million, a decrease of $0.1 million, compared to $222.9 million in the third quarter of 2024;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.91, a decrease of $0.46, or 19.4%, compared to $2.37 in the third quarter of 2024; and
•Non-GAAP diluted EPS was $3.08, a decrease of $0.04, or 1.3%, compared to $3.12 in the third quarter of 2024.

Cash Flow and Other Metrics
•Cash provided by operating activities was $372.0 million for the first nine months of 2025, compared to cash provided by operating activities of $428.9 million for the first nine months of 2024;
•Cash, cash equivalents and restricted cash totaled $1.244 billion as of September 30, 2025, a decrease of $46.9 million, or 3.6%, from $1.290 billion as of December 31, 2024;
•The Company repurchased 493,000 shares of its common stock for $82.1 million during the third quarter of 2025 under its share repurchase program. As of September 30, 2025, the Company exhausted the $500 million available for purchases of the Company’s common stock under the previously authorized share repurchase program;
•On October 16, 2025, as previously announced, the Board of Directors approved a new share repurchase program with authorization to purchase up to $1.0 billion of EPAM common stock; and
•Total headcount was approximately 62,350 as of September 30, 2025. Included in this number were approximately 56,100 delivery professionals, an increase of 0.5% from June 30, 2025.

2025 Outlook - Full Year and Fourth Quarter
Full Year

EPAM expects the following for the full year:
•Based on the strength of organic constant currency revenue growth and updates to our foreign exchange rate assumptions, the Company raises its expected revenues to be in the range of $5.430 billion to $5.445 billion, reflecting a year-over-year growth rate of 15.0% at the midpoint of the range, an increase from the prior outlook of 14.0% at the midpoint of the range. Additionally, the Company now expects the year-over-year revenue growth rate on an organic constant currency basis to be 4.6% at the midpoint of the range, an increase from the prior outlook of 4.0% at the midpoint of the range;
•For the full year, EPAM now expects GAAP income from operations to be in the range of 9.4% to 9.7% of revenues and non-GAAP income from operations to be in the range of 15.0% to 15.3% of revenues;
•The Company now expects its GAAP effective tax rate to be approximately 25.0% and continues to expect its non-GAAP effective tax rate to be approximately 24.0%; and
•EPAM now expects GAAP diluted EPS to be in the range of $6.75 to $6.83 and non-GAAP diluted EPS to be in the range of $11.36 to $11.44. The Company now expects weighted average diluted shares outstanding for the year to be 56.2 million.
Fourth Quarter
EPAM expects the following for the fourth quarter:
•The Company expects revenues will be in the range of $1.380 billion to $1.395 billion for the fourth quarter, reflecting year-over-year growth of 11.1% at the midpoint of the range. The Company expects the year-over-year revenue growth rate on an organic constant currency basis to be 4.4% at the midpoint of the range;
•For the fourth quarter, EPAM expects GAAP income from operations to be in the range of 10.0% to 11.0% of revenues and non-GAAP income from operations to be in the range of 15.5% to 16.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 24.0% and its non-GAAP effective tax rate to be approximately 23.0%; and
•EPAM expects GAAP diluted EPS will be in the range of $2.00 to $2.08 for the quarter, and non-GAAP diluted EPS will be in the range of $3.10 to $3.18 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter to be 55.1 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, November 6, 2025, at 8:00 a.m. ET. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients' transformation challenges by focusing EPAM Continuum's integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients' time to market and drive greater value from their innovations and digital investments.
We leverage AI and GenAI to deliver transformative solutions that accelerate our clients' digital innovation and enhance their competitive edge. Through platforms like EPAM AI/RUN™ and initiatives like DIALX Lab, we integrate advanced AI technologies into tailored business strategies, driving significant industry impact and fostering continuous innovation.
We deliver globally but engage locally with our expert teams of consultants, architects, designers and engineers, making the future real for our clients, our partners, and our people around the world. We believe the right solutions are the ones that improve people's lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.
Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor and Newsweek as Most Loved Workplace, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services.
Learn more at www.epam.com and follow us on LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with restructuring programs including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits and tax shortfalls related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis,” which is a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company's most recent Annual Report on Form 10-K and the factors discussed in the Company's Quarterly Reports on Form 10-Q, particularly under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Mike Rowshandel, Head of Investor Relations
Phone: +1-267-759-9000 x393336
Email: mike_rowshandel@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$1,394,373	$1,167,527	$4,049,508	$3,479,589
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	983,169	763,992	2,899,189	2,409,183
Selling, general and administrative expenses	234,948	206,820	685,546	599,331
Depreciation and amortization expense	31,313	19,736	94,024	63,003
Income from operations	144,943	176,979	370,749	408,072
Interest and other income, net	2,302	13,347	11,635	40,425
Foreign exchange loss	(3,627)	(710)	(20,581)	(1,416)
Income before provision for income taxes	143,618	189,616	361,803	447,081
Provision for income taxes	36,802	53,270	93,479	95,847
Net income	$106,816	$136,346	$268,324	$351,234

Net income per share:
Basic	$1.92	$2.40	$4.77	$6.11
Diluted	$1.91	$2.37	$4.75	$6.04
Shares used in calculation of net income per share:
Basic	55,557	56,910	56,214	57,445
Diluted	55,817	57,425	56,534	58,166

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of September 30, 2025	As of December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,239,136	$1,286,267
Trade receivables and contract assets, net of allowance of $4,481 and $5,612, respectively	1,130,496	1,002,175
Prepaid and other current assets	154,408	137,806
Total current assets	2,524,040	2,426,248
Property and equipment, net	198,821	207,667
Operating lease right-of-use assets, net	123,439	128,244
Intangible assets, net	419,806	436,418
Goodwill	1,208,912	1,181,575
Deferred tax assets	235,318	269,799
Other noncurrent assets	132,964	100,522
Total assets	$4,843,300	$4,750,473

Liabilities
Current liabilities
Accounts payable	$42,981	$44,702
Accrued compensation and benefits expenses	543,738	484,952
Accrued expenses and other current liabilities	188,591	201,356
Income taxes payable, current	19,492	50,395
Operating lease liabilities, current	40,460	39,634
Total current liabilities	835,262	821,039
Long-term debt	25,036	25,194
Operating lease liabilities, noncurrent	89,721	98,426
Deferred tax liabilities, noncurrent	96,956	92,362
Other noncurrent liabilities	69,482	82,301
Total liabilities	1,116,457	1,119,322
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 55,214 shares issued and outstanding at September 30, 2025, and 56,869 shares issued and outstanding at December 31, 2024	55	57
Additional paid-in capital	1,329,512	1,190,222
Retained earnings	2,384,297	2,555,796
Accumulated other comprehensive income/(loss)	12,397	(116,864)
Total EPAM Systems, Inc. stockholders’ equity	3,726,261	3,629,211
Noncontrolling interest in consolidated subsidiaries	582	1,940
Total equity	3,726,843	3,631,151
Total liabilities and equity	$4,843,300	$4,750,473

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percentages and per share amounts)

Reconciliation of year-over-year revenue growth as reported on a GAAP basis to revenue growth on an organic constant currency basis is presented in the table below:

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Revenue growth as reported	19.4%	16.4%
Inorganic revenue growth	(10.5)%	(10.8)%
Foreign exchange rates impact	(1.8)%	(1.0)%
Revenue growth on an organic constant currency basis	7.1%	4.6%

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$983,169	$(21,732)	$961,437	$2,899,189	$(64,505)	$2,834,684
Selling, general and administrative expenses(2)	$234,948	$(37,924)	$197,024	$685,546	$(112,496)	$573,050
Income from operations(3)	$144,943	$77,876	$222,819	$370,749	$230,713	$601,462
Operating margin	10.4%	5.6%	16.0%	9.2%	5.7%	14.9%
Net income(4)	$106,816	$64,978	$171,794	$268,324	$198,276	$466,600
Diluted earnings per share	$1.91		$3.08	$4.75		$8.25

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$763,992	$2,739	$766,731	$2,409,183	$(37,781)	$2,371,402
Selling, general and administrative expenses(2)	$206,820	$(42,979)	$163,841	$599,331	$(107,692)	$491,639
Income from operations(3)	$176,979	$45,947	$222,926	$408,072	$162,950	$571,022
Operating margin	15.2%	3.9%	19.1%	11.7%	4.7%	16.4%
Net income(4)	$136,346	$42,740	$179,086	$351,234	$115,364	$466,598
Diluted earnings per share	$2.37		$3.12	$6.04		$8.02

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Stock-based compensation expenses	$21,149	$19,576	$63,233	$58,870
Poland R&D incentives(a)	—	(22,917)	(505)	(22,917)
Humanitarian support in Ukraine(b)	583	602	1,777	1,828
Total adjustments to GAAP cost of revenues(1)	21,732	(2,739)	64,505	37,781
Stock-based compensation expenses	23,455	22,548	68,385	63,729
Cost Optimization charges(c)	11,028	9,903	32,614	26,433
Other acquisition-related expenses	64	7,098	926	8,777
Humanitarian support in Ukraine(b)	3,375	2,955	10,389	7,694
Geographic repositioning(d)	—	28	—	853
One-time charges, net	2	447	182	206
Total adjustments to GAAP selling, general and administrative expenses(2)	37,924	42,979	112,496	107,692
Amortization of acquired intangible assets	18,220	5,707	53,712	17,477
Total adjustments to GAAP income from operations(3)	77,876	45,947	230,713	162,950
Foreign exchange loss	3,627	710	20,581	1,416
Gain on financial instrument	(350)	—	(700)	—
One-time benefit included in Interest and other income, net	—	(1,812)	—	(1,812)
Change in fair value of contingent consideration included in Interest and other income, net	1,556	1,492	(413)	4,027
Provision for income taxes:
Tax effect on non-GAAP adjustments	(17,254)	(3,855)	(55,455)	(28,882)
Tax shortfall/(excess tax benefits) related to stock-based compensation	188	258	751	(20,505)
Net discrete (benefit)/charge from tax planning(e)	(665)	—	2,799	(1,830)
Total adjustments to GAAP net income(4)	$64,978	$42,740	$198,276	$115,364
(a)We have excluded from non-GAAP results the portion of the benefit from Poland R&D incentives related to qualifying activities performed in 2023 as it represents a nonrecurring one-time benefit.
(b)Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c)Cost Optimization charges include severance, facilities and contract termination charges incurred in connection with the programs initiated in the third quarter of 2023, second quarter of 2024, and second quarter of 2025. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(d)Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e)One-time charge or benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the charge or benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected year-over-year revenue growth on a GAAP basis to expected revenue growth on an organic constant currency basis is presented in the table below:

	Fourth Quarter 2025	Full Year 2025

Revenue growth (at midpoint of range)	11.1%	15.0%
Foreign exchange rates impact	(2.4)%	(1.3)%
Inorganic revenue growth	(4.3)%	(9.1)%
Revenue growth on an organic constant currency basis (at midpoint of range)	4.4%	4.6%

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Fourth Quarter 2025	Full Year 2025
GAAP income from operations as a percentage of revenues	10.0% to 11.0%	9.4% to 9.7%
Stock-based compensation expenses	3.2%	3.2%
Included in cost of revenues (exclusive of depreciation and amortization)	1.5%	1.5%
Included in selling, general and administrative expenses	1.7%	1.7%
Humanitarian support in Ukraine(b)	0.3%	0.3%
Cost Optimization charges(c)	0.7%	0.8%
One-time charges and Other acquisition-related expenses(f)	—%	—%
Amortization of acquired intangible assets	1.3%	1.3%
Non-GAAP income from operations as a percentage of revenues	15.5% to 16.5%	15.0% to 15.3%
(f)EPAM has not included the impact of potential future One-time charges including asset impairments, unusual gains and losses, and Other acquisition-related expenses because the Company is unable to predict these amounts with reasonable certainty.
Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Fourth Quarter 2025	Full Year 2025
GAAP effective tax rate (approximately)	24.0%	25.0%
Tax shortfall related to stock-based compensation	(0.7)%	(0.3)%
Net discrete charge from tax planning(e)	—%	(0.1)%
Tax effect on non-GAAP adjustments	(0.3)%	(0.6)%
Non-GAAP effective tax rate (approximately)	23.0%	24.0%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Fourth Quarter 2025	Full Year 2025
GAAP diluted earnings per share	$2.00 to $2.08	$6.75 to $6.83
Stock-based compensation expenses	0.80	3.13
Included in cost of revenues (exclusive of depreciation and amortization)	0.38	1.50
Included in selling, general and administrative expenses	0.42	1.63
Poland R&D incentives(a)	—	(0.01)
Humanitarian support in Ukraine(b)	0.05	0.27
Cost Optimization charges(c)	0.19	0.76
Amortization of acquired intangible assets	0.32	1.27
Change in fair value of contingent consideration	—	(0.01)
Foreign exchange loss	0.02	0.39
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.29)	(1.28)
Tax shortfall related to stock-based compensation	0.01	0.03
Net discrete charge from tax planning(e)	—	0.06
Non-GAAP diluted earnings per share	$3.10 to $3.18	$11.36 to $11.44